As filed with the Securities and Exchange Commission on July 31, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELGENE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2711928
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

86 Morris Avenue
Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Celgene Corporation 2008 Stock Incentive Plan
(Amended and Restated as of June 17, 2009)
(Full Title of the Plan)

Sol J. Barer	Copy to:
Chief Executive Officer	Robert A. Cantone, Esq.
Celgene Corporation	Proskauer Rose LLP
86 Morris Avenue	1585 Broadway
Summit, New Jersey 07901	New York, New York 10036
(Name and Address of Agent for Service)	(212) 969-3000
(908) 673-9000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered(1)	Per Share	Offering Price	Registration Fee(3)
Common Stock, par value $0.01 per share	18,409,450	$54.59 (2)	$1,004,971,875.50 (2)	$55,338.96

(1)	This Registration Statement covers 18,409,450 additional shares of common stock, par value $0.01 per share, of Celgene Corporation (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009) (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on July 27, 2009, as reported on the Nasdaq Global Select Market.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of 18,409,450 additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on each of January 4, 1999 (Registration No. 333-70083), June 20, 2000 and March 20, 2001 (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980), June 30, 2005 (Registration No. 333-126296), November 8, 2006 (Registration No. 333-138497) and July 31, 2008 (Registration No. 333-152655) for the existing securities under the Plan. However, pursuant to Rule 457(p), the fee calculation includes the offset of $738.47 against the currently due filing fee of $56,077.43. The $738.47 offset amount is a portion of $1,193.20, which was previously paid in connection with the Registrant’s Form S-8 related to the registration of 250,000 shares of common stock (which shares have subsequently split two-for-one on February 24, 2006) under the Corporation’s 1995 Non-Employee Directors’ Incentive Plan as amended and restated as of June 22, 2000 and as further amended filed with the Securities and Exchange Commission on June 30, 2005 (Registration No. 333-126296) which shares have not been issued and will be deregistered pursuant to a post-effective amendment to such Form S-8. For more details, please see the explanatory note following this page.

EXPLANATORY NOTE
     Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of each of the Registration Statements on Form S-8 (Registration Nos. 333-70083, 333-39716, 333-65908, 333-107980, 333-126296, 333-138497 and 333-152655) are incorporated herein by reference and made a part hereof.
     Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 18,409,450 shares of common stock, par value $0.01 per share, of Celgene Corporation (the “Common Stock”), which may be awarded under the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009) pursuant to an amendment and restatement of such plan authorized by the stockholders of the Registrant on June 17, 2009. The aggregate number of 18,409,450 shares of Common Stock available for issuance under the Plan includes: (i) 18,100,000 new shares of Common Stock and (ii) 309,450 shares of Common Stock reserved but not yet granted under the 1995 Non-Employee Directors’ Incentive Plan as amended and restated as of June 22, 2000 and as further amended that were transferred into the Plan as of June 17, 2009, the date of stockholder approval of the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The contents of each of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on January 4, 1999 (Registration No. 333-70083), June 20, 2000 (Registration No. 333-39716), March 20, 2001, Post-Effective Amendment No. 1 with a Reoffer Prospectus (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980), June 30, 2005 (Registration No. 333-126296), November 8, 2006 (Registration No. 333-138497) and July 31, 2008 (Registration No. 333-152655) by the Corporation are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:
(a)	the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 17, 2009;

(b)	the Corporation’s Quarterly Report for the fiscal quarter ended March 31, 2009, filed with the Commission on May 6, 2009;

(c)	the Corporation’s Quarterly Report for the fiscal quarter ended June 30, 2009, filed with the Commission on July 31, 2009;

(d)	the Current Reports on Form 8-K, filed with the Commission on February 23, 2009, April 27, 2009, May 15, 2009 and June 18, 2009; and

(e)	the description of the Company’s Common Stock contained in the Corporation’s Registration Statement on Form 8-A, File No. 0-16132, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 8. Exhibits.

Exhibit No.	Description

5	Opinion of Proskauer Rose LLP*

10	Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009) (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 18, 2009)

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5)*

24	Power of Attorney (included on signature page).*

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey on this 31st day of July, 2009.

CELGENE CORPORATION
By:	/s/ Sol J. Barer
Sol J. Barer
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sol J. Barer and Robert J. Hugin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Sol J. Barer, Ph.D.	Chairman of the Board; Chief Executive	July 27, 2009
Sol J. Barer, Ph.D.	Officer (Principal Executive Officer)

/s/ Robert J. Hugin	Director; President; Chief Operating Officer	July 30, 2009
Robert J. Hugin

/s/ David W. Gryska	Chief Financial Officer (Principal Financial Officer)	July 28, 2009
David W. Gryska

/s/ Michael D. Casey	Director	July 27, 2009
Michael D. Casey

/s/ Rodman L. Drake	Director	July 28, 2009
Rodman L. Drake

/s/ Arthur Hull Hayes, Jr., M.D.	Director	July 27, 2009
Arthur Hull Hayes, Jr., M.D.

/s/ Gilla Kaplan, Ph.D.	Director	July 27, 2009
Gilla Kaplan, Ph.D.

/s/ James J. Loughlin	Director	July 28, 2009
James J. Loughlin

/s/ Ernest Mario, Ph.D.	Director	July 27, 2009
Ernest Mario, Ph.D.

/s/ Walter L. Robb, Ph.D.	Director	July 28, 2009
Walter L. Robb, Ph.D.

/s/ Andre Van Hoek	Controller (Principal Accounting Officer)	July 28, 2009
Andre Van Hoek

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Proskauer Rose LLP*

10	Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009) (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 18, 2009)

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5)*

24	Power of Attorney (included on signature page).*

*	Filed herewith